Exhibit 99.1

Contact: Tyra Tutor Senior Vice President, Corporate Development (904) 360-2500 tyra.tutor@mpsgroup.com
NEWS RELEASE	For Immediate Release

MPS Group Announces Third Quarter 2008 Results

JACKSONVILLE, Fla. (October 30, 2008) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced financial results for the third quarter and nine months ended September 30, 2008.

Third Quarter Summary

•	Revenue was $577 million, up 4% versus the third quarter of 2007 and down 2% sequentially versus the second quarter of 2008;

•	Excluding the impact of acquisitions and foreign currency exchange rates, revenue increased 2% versus the third quarter of 2007;

•	Diluted net income per common share was $0.19;

•	The Company generated $41 million in cash flow from operations; and

•	The Company ended the quarter with $64 million in cash on hand.

Professional Services Division Performance

The Company’s Professional Services division reported revenue of $334 million for the third quarter of 2008, representing 58% of total Company revenue. Below is further discussion of the third quarter performance of the Professional Services division’s two reporting segments.

North American Professional Services Segment

The Company’s North American Professional Services segment provides specialized staffing and recruiting in the disciplines of accounting, law, engineering, and healthcare, and its business units operate respectively under the primary brands Accounting Principals, Special Counsel, Entegee, and Soliant Health.

For the third quarter of 2008, this segment’s revenue increased 9% versus the third quarter of 2007 and 4% sequentially versus the second quarter of 2008. Excluding the impact of acquisitions, the North American Professional Services segment revenue rose 3% versus the third quarter of 2007.

Overall gross margin in this segment was 30.4%, which was lower than in recent quarters due to a 13% decline in permanent placement fees versus the second quarter of 2008. In the third quarter, temporary staffing margins improved versus the prior-year period for Accounting Principals, Entegee and Soliant Health.

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1 Independent Drive • Jacksonville, Florida 32202 • 904-360-2000 • 904-360-2814 fax

www.mpsgroup.com

MPS Group Announces Third Quarter Results

October 30, 2008

Special Counsel revenue increased 15% versus the third quarter of 2007 due primarily to the successful completion of several document review projects. These projects are not expected to produce revenue in the fourth quarter of 2008. Entegee revenue increased 4% versus the third quarter of 2007 and increased slightly on a sequential basis. Soliant Health’s overall gross margin increased to 28.1% due to slightly higher permanent placement fees. A seasonal return to work in Soliant Heath’s school therapy unit is expected to have a positive impact on fourth quarter revenues. Accounting Principals continued to improve its overall gross margin in the third quarter.

International Professional Services Segment

The Company’s International Professional Services segment is composed of Badenoch & Clark, a United Kingdom-based provider of finance and accounting and professional staffing services. Badenoch & Clark delivers its services in the United Kingdom, continental Europe, Australia, and Asia.

During the third quarter, Badenoch & Clark revenue declined 7% sequentially versus the second quarter of 2008. Excluding the impact of an acquisition and changes in foreign currency exchange rates, revenue declined 3% sequentially versus the second quarter of 2008.

Badenoch & Clark’s overall gross margin was 29.3%, down 120 basis points versus the third quarter of 2007. Permanent placement fees declined 23% sequentially versus the second quarter of 2008. Demand for Badenoch & Clark’s services has been negatively affected by conditions in the United Kingdom and European financial services sectors.

Information Technology Division Performance

The Company’s Information Technology division reported revenue of $243 million for the third quarter of 2008, representing 42% of the Company’s third quarter revenue. Below is further discussion of the third quarter performance of the IT division’s two reporting segments.

North American Information Technology Services Segment

The Company’s North American Information Technology Services segment is composed of Modis, the IT staffing unit; Idea Integration, the IT solutions unit; and Beeline, the workforce solutions unit. The North American IT Services segment reported revenue of $155 million for the third quarter of 2008, which was down 2% sequentially versus the second quarter of 2008.

The North American IT Services segment’s gross margin improved to 30.9%, up 130 basis points versus the third quarter of 2007. Higher temporary staffing margins from Modis and a greater mix of higher-margin revenue from Beeline had a positive impact on this segment’s gross margin for the third quarter of 2008. These factors were offset by fewer permanent placement sales during the third quarter.

International Information Technology Services Segment

The Company’s International Information Technology Services segment is composed of Modis International, a leading provider of IT staffing services throughout the United Kingdom and continental Europe.

During the third quarter, Modis International revenue decreased 4% sequentially versus the second quarter of 2008 (3% excluding the impact of an acquisition and changes in foreign currency exchange rates). Overall gross margin was 18.4%, with temporary staffing margins improving versus the previous year and the prior quarter. Permanent placement fees, which represented 3.4% of Modis International’s revenue, increased 19% sequentially versus the second quarter of 2008.

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MPS Group Announces Third Quarter Results

October 30, 2008

Capital Update

During the third quarter, the Company generated operating cash flow of $41 million. At the close of the third quarter, the Company had a cash balance of $64 million and borrowings of $9 million from its $250 million credit facility. During the third quarter, the Company used $10 million to buy back its common stock. As of September 30, 2008, $36 million remained on the Company’s stock buyback authorization.

Management Comments

Timothy Payne, MPS Chief Executive Officer, stated, “The professional employment market appeared to deteriorate further in September, particularly in permanent placement. Our business in the United Kingdom and Europe has more exposure to the financial services sector than our North America operations, and this had a negative impact on our third quarter results. Based on our experience and recent world events, we will probably see further deterioration in market conditions in both our North American and European operations in coming months. Over the years, we have worked to diversify and strengthen our business so we can better weather conditions such as these. Our goal in the months ahead is to be as efficient as possible so we can maintain acceptable financial performance. At the same time, it is important that we take steps to strengthen the Company so we can achieve superior financial performance once market circumstances improve. I have a lot of confidence in our management team and the many fine individuals in our organization, and I know that they are up to the challenge.”

“In the first nine months of 2008, the Company generated $85 million in cash flow from operations, contributing to the strength of our balance sheet,” added Robert Crouch, MPS Chief Financial Officer. “The continued devaluation of the British pound will have a substantial negative impact on fourth quarter revenue, and a lesser impact to net income per common share. That said, we expect our fourth quarter revenue and diluted net income per common share to be in the range of $500 million to $520 million and $0.10 to $0.12, respectively. The fourth quarter guidance includes an effective tax rate of 42%, an estimate of the negative impact of foreign currency translation, and the seasonal impact of fewer billable days in the quarter.”

Conference Call Scheduled Today

The live broadcast of MPS Group’s conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company’s website: www.mpsgroup.com. If you prefer, you may listen to the call by dialing (913) 312-6695, confirmation 8451762.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 6:00 p.m. on November 6. To access the telephonic replay, please dial (719) 457-0820 and enter 8451762 when prompted for the passcode. The link for the online replay may also be found on the Company’s website.

About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, marketing and creative, property, and healthcare. MPS Group delivers its services to businesses and government entities in the United States, Europe, Canada, Australia, and Asia. A Fortune 1000 company with headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com.

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MPS Group Announces Third Quarter Results

October 30, 2008

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental laws and regulations affecting the Company’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; claims and liabilities asserted for the acts or omissions of our temporary employees; fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of the Company’s common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as: “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “hopes,” “indicates,” “projects,” “can,” “anticipates,” “perhaps,” “probably,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or other comparable terminology or the negative of these terms or other comparable terminology. Readers are urged to review and consider the matters discussed in “Item 1A. Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2007 and discussion of risks or uncertainties in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Group Announces Third Quarter Results

October 30, 2008

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Operating Highlights:
Revenue:
North American Professional Services	$192,185	$176,120	$557,453	$512,802
International Professional Services	142,033	144,657	443,383	398,223
North American Information Technology Services	154,765	158,919	471,854	467,546
International Information Technology Services	88,501	76,885	262,065	223,299

Total revenue	577,484	556,581	1,734,755	1,601,870

Gross profit:
North American Professional Services	58,380	56,750	171,296	162,069
International Professional Services	41,597	44,112	135,046	117,124
North American Information Technology Services	47,797	47,033	145,525	136,100
International Information Technology Services	16,320	13,608	45,631	38,690

Total gross profit	164,094	161,503	497,498	453,983

Operating income:
North American Professional Services	17,104	18,467	51,645	51,215
International Professional Services	5,213	10,408	23,839	26,965
North American Information Technology Services	10,367	12,298	33,326	33,302
International Information Technology Services	4,009	3,551	9,879	7,973

Operating income before unallocated corporate expenses	36,693	44,724	118,689	119,455
Unallocated corporate expenses	7,513	7,726	22,721	22,222

Operating income	29,180	36,998	95,968	97,233
Other income (expense), net	(2,715)	984	(4,259)	5,919

Income before provision for income taxes	26,465	37,982	91,709	103,152
Provision for income taxes	9,257	14,813	34,702	39,615

Net income	$17,208	$23,169	$57,007	$63,537

Diluted net income per common share	$0.19	$0.23	$0.62	$0.62

Diluted common shares outstanding	90,315	100,802	91,738	102,246

			As of
			September 30, 2008	December 31, 2007
Cash and cash equivalents			$63,546	$105,285
Short-term investments			—	2,500
Accounts receivable, net of allowance			343,763	323,804
Other			31,857	32,115

Current assets			439,166	463,704
Long-term assets			765,074	745,947

Total assets			$1,204,240	$1,209,651

Current liabilities			$198,809	$198,554
Credit facility			9,023	—
Other			48,220	34,752
Stockholders' equity			948,188	976,345

Total liabilities and stockholders' equity			$1,204,240	$1,209,651

Working capital			$240,357	$265,150

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MPS Group Announces Third Quarter Results

October 30, 2008

MPS Group, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures to

Most Comparable GAAP Financial Measures

Reconciliation of EBITDA to Net Income

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$34,857	$42,449	$112,740	$111,843
Depreciation and intangibles amortization	5,677	5,451	16,772	14,610

Operating income	29,180	36,998	95,968	97,233
Other income (expense), net	(2,715)	984	(4,259)	5,919

Income before provision for income taxes	26,465	37,982	91,709	103,152
Provision for income taxes	9,257	14,813	34,702	39,615

Net income	$17,208	$23,169	$57,007	$63,537

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates
		MPS Group	Professional International	IT International
Revenue growth rate 3Q2007 to 3Q2008, excluding acquisitions and the effects of changes in foreign currency		1.9%	1.0%	12.9%
Revenue growth rate contributed from acquisitions		4.3%	2.8%	9.4%
Revenue growth rate contributed from effects of changes in currency		-2.4%	-5.6%	-7.2%

GAAP revenue growth rate 3Q2007 to 3Q2008		3.8%	-1.8%	15.1%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding Acquisitions
			Professional N. American	IT N. American
Revenue growth rate 3Q2007 to 3Q2008, excluding acquisitions and the effects of changes in foreign currency			3.5%	-4.5%
Revenue growth rate contributed from acquisitions			5.6%	1.9%

GAAP revenue growth rate 3Q2007 to 3Q2008			9.1%	-2.6%

Reconciliation of Sequential Quarterly Revenue Growth Rate, Excluding Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates
	MPS Group	IT International	Professional N. American	Professional International
Revenue growth rate 2Q2008 to 3Q2008, excluding acquisitions and the effects of changes in foreign currency	-2.0%	-2.6%	-0.3%	-3.1%
Revenue growth rate contributed from acquisitions	1.8%	2.8%	3.9%	—
Revenue growth rate contributed from effects of changes in currency	-1.8%	-4.2%	—	-4.4%

GAAP revenue growth rate 2Q2008 to 3Q2008	-2.0%	-4.0%	3.6%	-7.5%

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